NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

BALANCE LABS, INC.

Convertible Debenture

$500,000	Issue Date: April 1, 2016

This Convertible Debenture (the “Debenture”) is duly authorized and issued by Balance Labs, Inc., a Delaware corporation, (the “Company”), having its principal executive office at 1111 Lincoln Road, 4th Floor, Miami Beach, Florida.

FOR VALUE RECEIVED, the Company, promises to pay to the order of NEWEL TRADING GROUP LLC and or its registered assigns (the “Payee” or the “Holder”), the principal sum of Five Hundred Thousand Dollars ($500,000) (the “Principal Amount”) and all accrued interest no later than April 1, 2017 (the “Maturity Date”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, unless it is previously repaid by the Company or converted into common stock. This Debenture shall accrue interest on the Principal Amount at a rate of ten percent (10%) per annum on the Maturity Date.

This Debenture is subject to the following additional provisions:

1. Conversion. At any time following sixty (90) days after the Issue Date and ending on the Maturity, unless previously repaid by the Company, this Debenture shall be convertible into shares of common stock of the Company at the option of the Holder, in whole or in part (subject to any limitations on conversion). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the Principal Amount and interest of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Debenture in an amount equal to the applicable conversion amount. The Company shall maintain records showing the Principal Amount converted and the date of such conversions. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount of this Debenture may be less than the amount stated on the face hereof.

A. Conversion Price. Conversion Price. The conversion price (the “Conversion Price”) shall be equal to $0.25 per share (the “Fixed Conversion Price”).

B. Mechanism of Conversion

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Common Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Debenture and any accrued interest thereof to be converted by the Conversion Price.

ii. Delivery of Certificate Upon Conversion. In the event of any conversion of this Debenture in accordance with and subject to the terms and conditions hereof, certificates for the Common Shares shall be dated the Conversion Date and delivered to the Holder hereof within a reasonable time, not exceeding five (5) Business Days after any Conversion Date, and the Holder hereof shall be deemed for all purpose to be the holder of the Common Shares so purchased as of the date of such conversion. The Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the number of Common Shares being acquired upon the conversion of this Debenture. The Holder shall deliver this original Debenture, or an indemnification undertaking with respect to such Debenture in the case of its loss, theft or destruction, at such time that this Debenture is fully exercised.

iii. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will cause the Company to at all times reserve and keep available out of its authorized and unissued shares of common stock solely for the purpose of issuance upon any conversion of this Debenture and payment of interest on this Debenture each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than 100% of the Common Shares as shall be issuable upon the conversion of the Principal Amount and payment of interest hereunder. The Company covenants that all shares of common stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, non assessable.

iv. Fractional Shares. Upon a conversion hereunder the Holder shall be entitled to receive, in lieu of the financial fraction of a share, one whole share of common stock.

v. Transfer Taxes. The issuance of certificates for Common Shares upon conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Upon notice from the Investor to the Company requesting the conversion, the sale of the conversion shares, the company will convert the outstanding debt to equity at 80% of the sales price. The sales price is the sale of shares that take place over the 10 day period beginning on the drawdown note. Upon the tru-up.

vi. Maximum Exercise of Rights. Notwithstanding anything to the contrary set forth in this Debenture, at no time may the Holder convert all or a portion of this Debenture if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder, together with its affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with at least 61 days’ notice (the “Waiver Notice”) that the Holder would like to waive this Section 1(vi) with regard to any or all shares of Common Stock issuable upon conversion of this Debenture, this Section 1(vi) shall be of no force or effect with regard to all or a portion of the Debenture referenced in the Waiver Notice.

2. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 2. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 2 in accordance with the notice provisions set forth herein.

A. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

i. make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

ii. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

iii. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Debenture is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Debenture is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price then in effect shall be adjusted to equal (A) the Conversion Price then in effect multiplied by the number of shares of Common Stock for which this Debenture is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Debenture is exercisable immediately after such adjustment.

3. Anti-Dilution Protection. Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with a bona fide strategic license agreements and other partnering arrangements with an independent third party in a similar business as the Company so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock of up to 10% of the Company’s outstanding shares to employees, directors, and consultants, pursuant to an approved employee benefit plan, and (iv) as a result of the conversion of Debenture and/or exercise of Warrants which are issued or granted pursuant to this Agreement (collectively, the foregoing (i) through (iv) are “Excepted Issuances”), if for a period of one (1) year following the Initial Closing Date, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time without the consent of the Purchaser, then the Conversion Price shall be reduced to such lower price.

4. Holder’s Representations and Warranties. The Holder represents and warrants that:

A. Restrictions on Transfer or Resale. The Holder understands that (i) the Debenture and any Common Shares upon conversion of the Debenture are not being registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the Debenture, any Common Shares or the Private Placement Securities are subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other party is under any obligation to register the Debenture or the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; (iii) Holder is acquiring the Debenture and the Common Share for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and (iv) Holder does not presently have any agreement or understanding, directly or indirectly, with any party to distribute any of the securities.

B. Accredited Investor Status. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

C. Reliance on Exemptions. The Holder understands that the Debenture and any Common Shares issuable upon voluntary conversion are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

D. Information. Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities that have been requested by Holder. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein. Holder understands that its investment in the Debenture and any Common Shares upon voluntary conversion involve a high degree of risk and is able to afford a complete loss of such investment. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the securities.

E. No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

F. Legend. This Debenture and all certificates representing Common Shares upon voluntary conversion shall be stamped or imprinted with a legend in substantially the following form:

Neither the issuance and sale of the securities represented by this Certificate nor the securities into which these securities are exercisable have been registered under the securities Act of 1933, as amended, or Applicable state securities laws. The securities may not be offered for sale, sold, transferred or assigned (i) in the absence of (A) an effective registration statement for the securities under the securities Act of 1933, as amended, or (B) an opinion of counsel, in a generally acceptable form, that registration is not required under said Act or (II) unless sold pursuant to Rule 144 or Rule 144 A under said Act. Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities.

5. Events of Default

A. The term “Event of Default” shall mean any of the events set forth in this Section 5A (the term “Company” for this purpose shall include all subsidiaries of the Company):

i. Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount of this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise.

ii. Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth herein, which default shall continue uncured for ten (10) days after notice thereof.

iii. Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth herein, which default shall continue uncured for ten (10) days after notice thereof.

iv. Bankruptcy, Insolvency, etc. The Company shall:

(a) admit in writing its inability to pay its debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

(e) take any corporate or other action authorizing any of the foregoing.

B. Action if Event of Default. If any Event of Default shall occur, the Principal Amount of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

6. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Debenture binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B. Governing Law. This Debenture shall be governed by the laws of New York as applied to contracts entered into and to be performed entirely within New York.

C. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

D. Consent To Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 7E hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7D shall affect or limit any right to serve process in any other manner permitted by applicable law.

E. Notices.

i. Any notice pursuant to this Debenture to be given or made by the Holder to or upon the Company shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company to the Holder) as follows:

If to the Company:

Balance Labs, Inc.

1111 Lincoln Road, 4th Floor

Miami Beach, FL 33139

Phone: (305) 907-7600

Attention: Michael D. Farkas, CEO

If to the Purchaser:

NEWEL TRADING GROUP, LLC250 West 55th Street

14th Floor

New York, NY 10019

Phone: (212) 582-2222

Attention: Chief Investment Officer

Any notice pursuant to this Debenture to be given or made by the Company to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Company) to the address of the Holder set forth above.

E. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

F. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions herein, but this Debenture shall be construed as if such unenforceable provision had never been contained herein.

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[SIGNATURE PAGE TO CONVERTIBLE DEBENTURE]

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.

Balance Labs, Inc.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farka
Title:	CEO

Newel Trading Group LLC

By:	/s/ Newel Trading Group LLC
Name:
Title:

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture of Balance Labs, Inc. (the “Company”) due on April 1, 2017 if not previously repaid by the Company or converted into shares of common stock of the Company (the “Common Shares”), according to the conditions hereof, as of the date written below. If the Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Accrued Interest:

Number of Common Shares to be issued:

Signature:

Name:

Address: